NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       of
                            BNL FINANCIAL CORPORATION





                            To Be Held June 13, 2001

         The Annual Meeting of Shareholders of BNL Financial Corporation will be held at the Holiday Inn Airport, I-440 Airport Exit, Little Rock, Arkansas, commencing at 1:30 p.m., local time, (and thereafter as it may be from time to time adjourned) for the following purposes:



1.   To elect eighteen Directors.

2. To ratify or reject the Board of Directors' selection of Smith, Carney & Co., p.c., as the Company's independent auditors for the year ending December 31, 2001.

3.   To transact such other business as may properly come before the meeting.

         The close of business on April 15, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors



                                                   Pamela Randolph, Secretary


Sherwood, AR
May 09, 2001




WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT


                            BNL FINANCIAL CORPORATION





                               GENERAL INFORMATION

         This Proxy Statement and accompanying proxy form are being mailed to shareholders on or about May ___, 2001, in connection with the solicitation of proxies by the Board of Directors of BNL Financial Corporation ("BNL" or the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Airport, I-440 Airport Exit, Little Rock, Arkansas, commencing on June 13, 2001, and any adjournment thereof. All expenses of this solicitation will be paid by the Company.

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's common stock, no par value, (the "Common Stock") represented thereby, where specification is made by the shareholder on the proxy, will be voted in accordance with such specification. Proxies are revocable until exercised. Proxies may be revoked by delivering a written notice of revocation to the Secretary of the Company or in person at the Annual Meeting at any time prior to the voting thereof.

         Only shareholders of record at the close of business on April 15, 2001, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 23,173,149 shares of the Company's Common Stock were outstanding (excluding treasury shares).

         Each shareholder of record is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

Quorum; Abstentions; Broker Non-Votes:

         The required quorum for the transaction of business at the Annual Meeting is the presence, in person or by proxy, of a majority of the votes entitled to be cast with respect to a matter to be acted upon at the Annual Meeting.

         The Company will count abstentions in determining both the presence or absence of a quorum for the transaction of business at the Annual Meeting, as well as with respect to the total number of votes cast with respect to a matter to be acted upon at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote against a proposal.

         Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a matter to be acted upon at the Annual Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders:

         The following table reflects the persons known to the Company to be the beneficial owners of 5% or more of the Company's voting securities as of April 15, 2001:

                                                            Amount and Nature of
                                  Name and Address of            Beneficial
    Title of Class                 Beneficial Owner             Ownership (1)       Percent of Class
    --------------                 -----------------            -------------       ----------------

------------------------ --------------------------------- ------------------------ -----------------------

Common Stock             Wayne E. Ahart                           4,845,505(2)(3)           20.91%
                         #14 Club Estates Parkway
                         Austin, Texas 78738


Common Stock             Barry N. Shamas                          2,801,816(4)              12.09%
                         1095 Hidden Hills Drive
                         Dripping Springs, Texas 78620

Common Stock             Universal Guaranty Life                  2,216,776(2)               9.57%
                         Insurance Company
                         5250 S. Sixth Street Road
                         Springfield, Illinois 62705

Common Stock             C. Don Byrd                              1,452,719                  6.27%
                         631 47th Street
                         West Des Moines, Iowa 50265
------------------------ --------------------------------- ------------------------ -----------------------

(1) To the Company's knowledge, all shares are beneficially owned by, and the sole voting and investment power is held by the persons named, except as otherwise indicated.

(2) Mr. Ahart and Commonwealth Industries, Inc., a parent of Universal Guaranty Life Insurance Company ("UGL"), have agreed: (a) that if Mr. Ahart sells his shares of the Company to a third party, Mr. Ahart or the third party must also purchase UGL's shares of the Company at the same price and on the same terms; and (b) in the event UGL receives a bona fide offer to purchase its shares of the Company, Mr. Ahart has a first right of refusal to purchase such shares on the same terms and conditions.

(3) Includes 2,400,000 shares (10.36% of Class) held in the name of National Iowa Corporation and 2,178,926 shares (9.40% of Class) held in the name of Arkansas National Corporation, both of which are controlled by Mr. Ahart.

(4) Includes 1,400,000 shares (6.04% of Class) held in the name of Life Industries of Iowa, Inc. and 1,335,171 shares (5.76% of Class) held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.

(5) All of Mr. Byrd's shares are subject to a right of first refusal of the Company to acquire said shares on the same terms and conditions as any proposed sale or other transfer by Mr. Byrd

Security Ownership of Management:

         The following table sets forth, as of April 15, 2001, certain information concerning the beneficial ownership of the Company's Common Stock by each director of the Company and by all directors and officers as a group:

                                                            Amount and Nature of
                              Name of                            Beneficial
    Title of Class       Beneficial Owner                         Ownership (1)        Percent of Class
    --------------       ----------------                  ---------------------       ----------------

        Common           Wayne E. Ahart                            4,845,505(2)             20.91%

        Common           Barry N. Shamas                           2,801,816(3)             12.09%

        Common           C. Don Byrd                               1,452,719(4)              6.27%

        Common           Kenneth Tobey                               761,762                 3.29%

        Common           Cecil Alexander                              37,088                  .16%

        Common           Richard Barclay                              46,088                  .20%

        Common           Eugene A. Cernan                             37,088                  .16%

        Common           Hayden Fry                                   69,047                  .30%

        Common           John Greig                                   50,102                  .22%

        Common           Roy Keppy                                    51,001                  .22%

        Common           Roy Ledbetter                                37,088                  .16%

        Common           John E. Miller                               46,088                  .20%

        Common           James A. Mullins                             50,000                  .22%

        Common           C. James McCormick                          137,084(5)               .59%

        Common           Robert R. Rigler                              3,295                  .01%

        Common           Chris Schenkel                               37,088                  .16%

        Common           L. Stanley Schoelerman                       50,000                  .22%

        Common           Orville Sweet                                50,000                  .22%

        Common           All Officers and Directors
                         as a group (18  persons)                 10,562,859                45.58%
------------------------ --------------------------------- ------------------------ -----------------------

(1) To the Company's knowledge, all shares are beneficially owned by, and the sole voting and investment power is held by the persons named, except as otherwise indicated.

(2) Includes 2,400,000 shares (10.36% of Class) held in the name of National Iowa Corporation and 2,178,926 shares (9.40% of Class) held in the name of Arkansas National Corporation, both of which are controlled by Mr. Ahart.

(3) Includes 1,400,000 shares (6.04% of Class) held in the name of Life Industries of Iowa, Inc. and 1,335,171 shares (5.76% of Class) held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.

(4) All of Mr. Byrd's shares are subject to a right of first refusal of the Company to acquire said shares on the same terms and conditions as any proposed sale or other transfer by Mr. Byrd.

(5) Includes 13,708 shares (0.06% of Class) held in the name of Mr. McCormick and 123,376 shares (0.53% of Class) divided equally among and held in the names of Mr. McCormick's four children.

                              ELECTION OF DIRECTORS
                                    (Item 1)
Directors:

         Under the Bylaws of the Company, the Shareholders are to elect Directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of the election of the nominees listed below as Directors of the Company. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, the number of Directors will be reduced accordingly with no replacement to be named. Each of the nominees has served or currently serves as a Director of Brokers National Life Assurance Company ("BNLAC"), the Company's wholly owned life insurance subsidiary.

         The nominees are as follows:


                                                   First Became Director
      Name                         Age              or Executive Officer
-----------------------------   ---------    ---------------------------------


Wayne E. Ahart                    61                     1984

C. Don Byrd                       60                     1984

Kenneth Tobey                     42                     1988

Barry N. Shamas                   54                     1984

Cecil Alexander                   65                     1989

Richard Barclay                   63                     1989

Eugene A. Cernan                  67                     1989

Hayden Fry                        72                     1984

John Greig                        66                     1984

Roy Keppy                         78                     1984

Roy Ledbetter                     71                     1989

John E. Miller                    72                     1988

James A. Mullins                  67                     1984

C. James McCormick                76                     1984

Robert R. Rigler                  78                     1989

Chris Schenkel                    77                     1989

L. Stanley Schoelerman            76                     1984

Orville Sweet                     77                     1984






                            BACKGROUND OF MANAGEMENT

Wayne E. Ahart has served as Chairman of the Board of BNL since 1984 and BNLAC since 1986. He has served as Chairman of the Board of United Arkansas since 1988 and served as Chairman of the Board of United Arkansas Life from 1990 to 1994. Prior to that time, Mr. Ahart served as Board Chairman of: Investors Trust, Inc. ("ITI") and its subsidiary, Investors Trust Assurance Company ("ITAC"), both of Indianapolis, Indiana (1973-1987); Liberty American Corporation ("LAC")(President 1981-1987) and its subsidiary Liberty American Assurance Company ("LAAC"), both of Lincoln, Nebraska (1975-1987); (President) American Investors Corporation ("AIC") and its subsidiary, Future Security Life Insurance Company ("FSL"), both of Austin, Texas (1980-1987). Mr. Ahart has been owner and Chairman of the Board of Lone Star Pizza Garden Inc. from 1986 to the present.

C. Don Byrd has been Vice Chairman of the Board of BNL, BNL Equity, ("BNLE") and BNLAC since August 1, 1994. Mr. Byrd has been President and a Director of BNL and BNLAC since 1984 and 1986, respectively. Mr. Byrd was Agency Director of FSL from 1983 to 1984 and Regional Director of AIC 1981 to 1983. He was an agent and Regional Director of ITI and ITA from 1974 to 1981.

Kenneth Tobey has been President and a director of BNLAC and BNL since August 1, 1994. Mr. Tobey has served as President of BNLE since 1988 and served as President of United Arkansas Life from 1990 to 1994. He served as Assistant to the President and Training Director of BNLAC from 1986 to 1988. From 1981 to 1986, Mr. Tobey served in various capacities for AIC and FSL, including Agent, Regional Manager, Executive Sales Director and Assistant to the President.


Barry N. Shamas has served as Executive Vice-President, Secretary and Treasurer of BNLE since 1988 and United Arkansas Life from 1990 to 1994. From 1984 and 1986, respectively, he has served as Executive Vice President and Director of BNL and BNLAC, positions he presently holds. He served in various capacities for ITI and ITAC, including Executive Vice President, Senior Vice President, Treasurer and Financial Vice President beginning in 1976 through 1987. Mr. Shamas served as Executive Vice President, Secretary/Treasurer and as Director of AIC and FSL from 1980 and 1983, respectively, until 1987. From 1978 through 1987, Mr. Shamas served as a Director and a member of the Executive Committee of LAC and LAAC.

Cecil L. Alexander retired as Vice President of Public Affairs for Arkansas Power & Light Company , where he had been employed since 1980. Prior to joining the AP&L Executive Staff, Mr. Alexander served for 16 years in the Arkansas General Assembly, and during 1975-76, was Speaker of the House of Representatives. Since 1971 Mr. Alexander has been involved in the real estate business as a partner in Heber Springs Realty. He is a past president of the Cleburne County Board of Realtors and has served on the governmental affairs committee of the Arkansas Association of Realtors. Mr. Alexander is currently on the Board of Directors of Mercantile Bank of Heber Springs, the Board of Directors of the Arkansas Tourism Development Foundation and the Board of Directors of Baptist Foundation.

Richard L. Barclay, a Certified Public Accountant, has been engaged in public accounting since 1961. He is a Partner in the firm of Beall, Barclay, & Co., Certified Public Accountants in Rogers, Arkansas and the Director of the Department of Finance and Administration of the State of Arkansas. He is a member of the Arkansas Society of Certified Public Accountants and of the American Institute of Certified Public Accountants. He was a member of the Arkansas House of Representatives from 1977 until 1991. He presently serves as a Director of Federal Savings Bank, Rogers, Arkansas and as Advisory Director of Regions Bank; and Vice President, Arkansas State Chamber of Commerce.

Eugene A. Cernan has been President and Chairman of the Board of The Cernan Corporation, since 1981. In addition, he recently became Chairman of the Board of Johnson Engineering Corporation which provides the National Aeronautics and Space Administration (NASA) with Flight Crew Systems Development. Captain Cernan retired from the U. S. Navy in 1976 after serving 20 years as a naval aviator, 13 of which were dedicated to direct involvement with the United States Space Program as a NASA astronaut. Mr. Cernan was the pilot on the Gemini 9 mission and the second American to walk in space; lunar module pilot of Apollo 10; and Spacecraft Commander of Apollo 17, which resulted in the distinction of being the last man to have left his footprints on the surface of the moon. In 1973, he served as a Senior United States Negotiator in discussions with USSR on the Apollo-Soyuz Mission. Captain Cernan served as Executive Consultant- Aerospace and Government of Digital Equipment Corporation from 1986 to 1992, and he was a Director and Vice President-International of Coral Petroleum, Inc., Houston, Texas from 1976 to 1981. Captain Cernan is presently a Director of Up With People, an international educational foundation for young men and women; United States Space Foundation; the Young Astronaut Council; Alaska Aerospace Development Corporation, International Micro Space; and Johnson Engineering Corporation. Captain Cernan is also on the President's Engineering Committee, Purdue University and is a member of the Board of Trustees of the U. S. Naval Aviation Museum, NFL Alumni and the Major League Baseball Players Alumni. In addition, Captain Cernan has served as a consultant commentator to ABC News. He served on the Board of AIC and FSL from 1980 and 1983, respectively, to 1987.

Hayden Fry was Head Football Coach at the University of Iowa from 1979 to 1998. He was Head Football Coach at North Texas State University from 1973 to 1978 and at Southern Methodist University from 1962 to 1972. He was named Football Coach of the Year in the Big Ten (1981, 1990, 1991), the Missouri Valley Conference
(1973), and the Southwest Conference (1962, 1966 and 1968). He is on the Board of Advisors of Wilson Sporting Goods (1962 to date); the Board of Trustees of Pop Warner Football (1962 to date); and the American Football Coaches Association (1983 to date) and is the 1993 President. He was President of Hawkeye Marketing Group from 1979 - 1984. He is a member of the Board of Directors of the PPI Group.

John Greig has been President of Greig and Co. since 1967. He is a Director of Boatmen's Bank of Iowa, NW., Estherville, Iowa. He has been President of the Iowa Cattlemen's Association (1975-1976) and a member of the Executive Committee of the National Cattlemen's Association (1975-1976). He was a member of the Iowa Board of Regents from 1985 to 1991. He was elected as an Iowa State Representative in 1993.

Roy Keppy has operated his grain and livestock farming operation in Davenport, Iowa since 1946. In 1982, he and his son founded Town and Country Meats in Davenport, and he currently serves as its Vice President. He was a Director of Eldridge Cooperative Elevator Company for 33 years, retiring in 1982, serving as President for 6 years. He is now a Director of First State Bank N.A., Davenport, Iowa. He is a past Chairman of the National Livestock and Meat Board and was on its Board of Directors from 1970 to 1986. He was on the Board of Directors of the National Pork Producers from 1965 to 1972, serving as its President in 1970-1971.

Roy E. Ledbetter presently serves as President and Chief Executive Officer of Highland Industrial Park, a division of Highland Resources, Inc. in East Camden, Arkansas. He holds a Bachelor of Science Degree in Education from Southern Arkansas University at Magnolia, a Masters Degree in Education from Henderson State University at Arkadelphia and an AMP from Harvard Business School at Boston. In 1966, Mr. Ledbetter joined Highland Resources, Inc. and coordinated organization of Southern Arkansas University Technical Branch; was promoted to division Manager (1972), Vice President and Division Manager (1975), Senior Vice President (1980), and President in 1984. He is past President of the Camden Chamber of Commerce; was 1977 Camden Jaycee's Man of the Year; was awarded first annual Camden Area Chamber of Commerce Community Service Award in 1983; served on Education Standards Committee of the State of Arkansas; and presently serves on the Boards of East Camden and Highland Railroad, Shumaker Public Service Corporation, Merchants and Planters Bank of Camden, and First United Bancshares of El Dorado.


C. James McCormick is Chairman Emeritus of the Board of McCormick, Inc., Best Way Express, Inc., and President of JAMAC Corporation, all of Vincennes, Indiana. He is also Vice Chairman of Golf Hosts, Inc. He is the owner of CJ Leasing. Mr. McCormick is Chairman of the Board of Directors and CEO of First Bancorp, Vincennes, Indiana; First Vice Chairman of Vincennes University and a Life Director of the Indiana Chamber of Commerce; and a member of the Indiana President's Organization and the Indiana Automobile Dealers Association. He is a former Chairman of the Board of the American Trucking Associations. Mr. McCormick is a Past Chairman of the National Board of Trustees of The Fellowship of Christian Athletes.

John E. Miller was a member of the State of Arkansas House of Representatives from 1959 until 1999. He has been self-employed in the insurance, abstract, real estate, heavy construction and farming business for more than 20 years. He presently serves on the Board of Directors of Calico Rock Medical Center, Easy K Foundation, National Conference of Christians and Jews, Council of State Governments, Southern Legislative Conference, State Advocacy Services, Lions World Services for the Blind, State Board of Easter Seals, Williams Baptist College Board of Trustees, and Izard County Chapter of the American Red Cross.

James A. Mullins has owned and operated Prairie Flat Farms, Corwith, Iowa since 1969. He was a Director of the Omaha Farm Credit Bank from 1988 to 1994, a director of the Federal Farm Credit Banks Funding Corporation from 1986 to 1994, and a director of the U.S. Meat Export Federation from 1988 to 1995. He served as Chairman of the Foreign Trade Committee, National Cattlemen's Association (1988 - 1993). He was Chairman of the U.S. Meat Export Federation until 1984. He was Chairman of the National Livestock & Meat Board in 1983; Chairman of the Beef Industry Council in 1979 and 1980; and Chairman of the Omaha Farm Credit Bank in 1988 and 1989.

Robert R. Rigler has been Chairman of the Board of Security State Bank, New Hampton, Iowa since 1989; he served as its President and CEO from 1968 to 1989. Mr. Rigler was Iowa Superintendent of Banking from 1989 to 1991. He was a member of the Iowa Transportation Commission from 1971 to 1986 and served as its Chairman from 1973 to 1986. He was a member of the Iowa State Senate from 1955 to 1971 and served as a Majority and Minority Floor Leader.

Chris Schenkel is a retired television sportscaster of ABC Sports, New York, New York, from 1965 to present. He also served as Spokesperson for Owens-Illinois, Toledo, Ohio, from 1976 to present, for whom he speaks as voice on commercials, personal appearances, conventions and shows. Mr. Schenkel served as Chairman of the Board of Directors of Counting House Bank, North Webster, Indiana from 1974-1982. He also served as a director of ITI and ITAC from 1978 to 1986 and on the Board of Haskell Indian Junior College, Lawrence, Kansas.

L. Stanley Schoelerman was President and a partner of Petersen Sheep & Cattle Co., Spencer, Iowa from 1964 to 2000. He was a Director of Home Federal Savings & Loan, Spencer, Iowa, from 1969 to 1988; and Honeybee Manufacturing, Everly, Iowa, from 1974 to 1986. He was President of Topsoil-Schoenewe, Everly, Iowa, from 1974 to 1986. Mr. Schoelerman was Commissioner of the Iowa Department of Transportation from 1974 to 1978 and was a member of the National Motor Carrier Advisory Board of the Federal Highway Administration from 1981 to 1985.

Orville Sweet served as a Visiting Industry Professor at Iowa State University from 1989 to 1990 and is President of Sweet and Associates, a consulting firm for agricultural organizations. He was Executive Vice President of the 100,000 member National Pork Producers Council, Des Moines, Iowa, from 1979 to 1989. He was President of the American Polled Hereford Association, Kansas City, Missouri in 1963-79. He is past President of the U.S. Beef Breeds Council and the National Society of Livestock Records Association and was a Director of the Agricultural Hall of Fame and the U.S. Meat Export Federation. He is a member of the American Society of Animal Science. He has served as a member of the USDA Advisory Council Trade Policy, the State Department Citizens Network and the Executive Committee of the Agricultural Council of America.



Board Meetings; Committees:

         The Board of Directors of the Company held four meetings during the year ended December 31, 2000. Messrs. Alexander, Cernan, Fry, Keppy, McCormick, and Schenkel attended fewer than 75% of such meetings.

         The Company has an Investment Committee, consisting of Messrs. Ahart and Shamas. This Committee manages the Company's investments, and met periodically during fiscal year 2000 on both a formal and informal basis; Messrs. Ahart and Shamas did not miss any meetings. The Company has no standing audit, nominating or compensation committees.

   Report of the Board of Directors as to Audit Matters:

     The Company currently does not have an audit committee. The full Board of Directors of the Company discusses and considers those matters which might otherwise be addressed by an audit committee.

     During fiscal year 2000, the Board of Directors has met with senior members of the Company's management, as well as the Company's independent auditors. Management has reviewed the audited financial statements in the Company's Annual Report on Form 10-KSB with the Board of Directors.

     The Board of Directors also discussed with the independent auditors matters required to be discussed by the auditors with the Board of Directors under Statement on Accounting Standards No. 61. The Board of Directors received and discussed with the auditors their annual written report on their independence from the Company and its management, in accordance with Independence Standards Board Standard No. 1.

     Based on those reviews and discussions, and the report of the independent auditors, the Board of Directors has approved that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                     Respectfully,

                                                     BOARD OF DIRECTORS OF
                                                     BNL FINANCIAL CORPORATION

Wayne E. Ahart, C. Don Byrd, Kenneth Tobey, Barry N. Shamas, Cecil Alexander, Richard Barclay, Eugene A. Cernan, Hayden Fry, John Greig, Roy Keppy, Roy Ledbetter, John E. Miller, James A. Mullins, C. James McCormick, Robert R. Rigler, Chris Schenkel, L. Stanley Schoelerman, Orville Sweet

Executive Officers:

         The executive officers of the Company are as follows:



                                                             Officer
           Name                         Age                   Since              Position(s)
---------------------------- --------------------------- ---------------- ---------------------------------------

Wayne E. Ahart                            61                  1984        Chief Executive Officer and Chairman
                                                                          of the Board

C. Don Byrd                               60                  1984        Vice Chairman of the Board

Kenneth Tobey                             42                  1988        President

Barry N. Shamas                           54                  1984        Executive Vice President and
                                                                          Treasurer

         The Company's executive officers serve at the pleasure of the Board of Directors. Each of the above officers also holds the same office in BNLAC.

Executive Compensation

The following table sets forth certain information regarding remuneration of executive officers in excess of $100,000 during the three years ended December 31.


                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                                                                 ----------------------
                                        Annual Compensation                             Awards
                                ------------------------------------
            (A)                 (B)       (C)          (D)         (E)           (F)            (H)           (I)

                                                                  Other       Restricted
     Name and Principal                                           Annual         Stock        LTIP          All Other
          Position             Year      Salary      Bonus      Compensation    Award(s)      Payouts      Compensation
----------------------------- ------- ------------- ---------- ------------ --------------- ------------- ------------

Wayne E. Ahart, CEO            2000     $125,000      $10,739      $10,025        $0             $0           $0
             "                 1999     $125,000           $0       $9,416        $0             $0           $0
             "                 1998     $125,000           $0       $8,605        $0             $0           $0

 Barry N. Shamas, Executive
            V.P.               2000     $106,700      $10,189       $7,220        $0             $0           $0
             "                 1999     $95,000            $0       $1,096        $0             $0           $0
             "                 1998     $95,000            $0       $1,671        $0             $0           $0

    C. Donald Byrd, Vice
   Chairman of the Board       2000     $90,000       $58,031       $3,893        $0             $0           $0
             "                 1999     $80,500            $0       $3,463        $0             $0           $0
             "                 1998     $79,375            $0       $3,101        $0             $0           $0

  Kenneth Tobey, President     2000     $75,000       $56,781       $2,874        $0             $0           $0
             "                 1999     $65,500            $0       $2,643        $0             $0           $0
             "                 1998     $64,375            $0       $2,331        $0             $0           $0


The total number of executive officers of the Company is four and the total remuneration paid to all executive officers, as a group is $556,451 including accrued bonuses of $50,000 each for Mr. Byrd and Mr. Tobey under the Company's stock bonus plan. The Company does not have employment agreements with any of its officers.


Compensation Determination:

         The Company has no compensation committee. Compensation decisions are made by the Board of Directors. The factors and criteria upon which the compensation of the executive officers of the Company are based include the financial performance of the Company, the nature of the officers' respective job duties and their seniority and experience with the Company.


Compensation of Directors:

Each Director receives a fee of $500, plus reasonable travel expenses, for each meeting of the Board of Directors attended. No said Director receives any other remuneration in their capacity of Director.


Other Compensation; Indebtedness:

         In November 1996, the Board of Directors authorized a stock bonus plan for the benefit of certain officers of the Company subject to specific guidelines. No stock bonus can be granted under the plan unless the Company has consolidated after-tax profits of at least $250,000. For the fiscal year ended December 31, 2000, bonuses of $50,000 were accrued under the plan to each of Messrs. Byrd and Tobey. Except for the stock bonus plan, the Company does not have any contingent forms of remuneration to executive officers, such as options, warrants or other rights to purchase the Company's securities, or any pension, retirement, stock appreciation or other similar plans.

           No Officer, Director or nominee for Director of the Company or associate of any such person was indebted to the Company at any time during the year ended December 31, 2000, other than for ordinary travel and expense advances and for other transactions in the ordinary course of business, if any.

Purchase of BNL Shares:

         In December 1990, the Company purchased from C. Don Byrd, Vice Chairman and Director of the Company, a total of 390,000 shares of the Company's Common Stock. As a part of this same transaction, Mr. Byrd and the Company entered into an agreement, dated December 21, 1990, whereby the Company acquired a right of first refusal to purchase the remaining 1,452,719 shares of the Company's Common Stock owned by Mr. Byrd on the same terms and conditions that would apply in any proposed sale, pledge or other transfer of the shares by Mr. Byrd. The Company must exercise its right of first refusal within thirty days after receiving notification from Mr. Byrd of any such proposed transaction in the shares, and make payment for the shares within forty-five days after acceptance. The right of first refusal may be exercised only as to all of such shares and not as to any lesser amount. Mr. Byrd has retained the right to transfer his shares to a trust controlled by him or to members of his family or heirs in the event of death, but all of the shares so transferred remain subject to the Company's right of first refusal as to any subsequent transfer.

Stock Performance Graph:

         The stock of the Company is not traded on any public market or exchange. From time to time the Company attempts to facilitate isolated private sales by providing shareholders who desire to sell their shares with names of persons who have expressed a desire to buy. The Company has no information regarding the terms on which such private transactions may have occurred.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (Item 2)

         The Board of Directors has selected Smith, Carney & Co., p.c., (formerly Amend, Smith & Co.) as the independent public accountant to examine the accounts of the Company for 2001. In accordance with the resolution of the Board, this selection is being presented to the Shareholders for ratification or disapproval at this Annual Meeting. The Board recommends that the Shareholders vote "FOR" such ratification. It is not presently anticipated that a representative of the firm of Smith, Carney & Co. will be present at the Annual Meeting; however, should such a representative be present he will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


          Fees Billed to BNL Financial Corporation and its subsidiaries by Smith, Carney & Co., p.c. for the Fiscal Year Ended December 31, 2000:

          The fees billed to the Company by Smith, Carney & Co., p.c. for the fiscal year ended December 31, 2000, are as follows:

Audit Fees

          Fees billed to us by Smith, Carney & Co., p.c. for the audit of our 2000 annual financial statements and the review of our financial statemtentsed included in our quarterly reports on Form 10-QSB for 2000 totaled $70,700.

Financial Information Systems Design and Implementation Fees

          We did not engage Smith, Carney & Co., p.c. to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

         Aggregate fees billed for all other services rendered by Smith, Carney & Co., p.c. were $15,480 for the fiscal year ended December 31, 2000. These services primarily included assistance with filings made pursuant to the Securities Exchange Act of 1934, as amended, accounting technical advice, and income and other tax consulting.

         In view of the insignificant amount of non-audit fees involved, the Company's Board of Directors has not considered whether the provision of non-audit services is compatible with maintaining the independence of Smith, Carney & Co., p.c.


                            PROPOSALS BY SHAREHOLDERS

         A proposal submitted by a shareholder for the 2002 regular Annual Meeting of Shareholders must be received in writing by the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, no later than November 1, 2001, in order to be eligible to be included in the Company's Proxy Statement for that meeting. Any shareholder who submits such proposals must be a record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, have held such securities for at least one year, and continue to hold such securities through the date on which the meeting is held.

                                  OTHER MATTERS

         As far as is known or has been determined, no business other than the matters referred to herein will come before the Annual Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the Meeting in the discretion of the person or persons voting such proxy.

                                   FORM 10-KSB

         Upon written request to the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, shareholders will be provided a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 without charge.

PROXY                 BNL FINANCIAL CORPORATION                           PROXY

         The undersigned hereby appoints Wayne E. Ahart and Kenneth Tobey, or either of them (unless their names are stricken), or _______________________________, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of BNL Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Airport, I-440 at Airport Exit, Little Rock, AR 72295, on Wednesday, June 13, 2001 at 1:30 p.m. and all adjournments thereof, as fully as the undersigned could do if personally present, on the matters set out below as described in the Company's Proxy Statement and in their discretion upon any other business which may properly come before said Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted

FOR Proposals 1 and 2.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR the election of Directors and appointment of Smith, Carney & Co., P.C.,as the Company's independent auditors as more fully set forth in the Proxy Statement.

1. Election of the following 18 Directors: Wayne E. Ahart, C. Don Byrd, Kenneth Tobey, Barry N. Shamas, Cecil Alexander, Richard Barclay, Eugene A. Cernan, Hayden Fry, John Greig, Roy Keppy, Roy Ledbetter, John E. Miller, James A. Mullins, C. James McCormick, Robert R. Rigler, Chris Schenkel, L. Stanley Schoelerman, and Orville Sweet.

 ____ FOR all nominees listed above             ____WITHHOLD AUTHORITY TO VOTE
      except  vote  withheld  from the              for  nominees  listed  above
      following nominees (if any):

      --------------------------------------


2. Proposal to ratify the selection of Smith, Carney & Co., P.C. as the Company's independent auditors for the year ending December 31, 2001.

     ____FOR                   ____AGAINST                ____ABSTAIN

3. In their discretion, on such other matters as may properly come before the meeting.

Date: _____________________________, 2001  Phone No.___________________________


---------------------------                  ----------------------------------
Signature of Shareholder(s)                  Signature of Shareholder(s)


Please sign above exactly as name(s) appear at left. Where stock is registered jointly in the names of two or more persons ALL should sign. When signing as attorney, executor, administrator, guardian, custodian, or corporate official, please give your full title as such. Please mark, sign, date and return this Proxy promptly using the enclosed self-addressed, postage prepaid envelope.